AMC NETWORKS INC. REPORTS THIRD QUARTER 2023 RESULTS
New York, NY – November 3, 2023: AMC Networks Inc. ("AMC Networks" or the "Company") (NASDAQ: AMCX) today reported financial results for the third quarter ended September 30, 2023.
Chief Executive Officer Kristin Dolan said: “During this period of experimentation and change in our industry, we continue to execute on our plan and effectively manage the business with a focus on high-quality programming, strong partnerships and profitability. In addition to introducing an ad-supported version of AMC+, we extended our leadership in TV advertising through the launch of programmatic buying on our linear networks, an industry first. Partnership examples included a promotional pop-up on Max and strong presence on the new Xumo offering from Comcast and Charter. The Walking Dead: Daryl Dixon was the biggest ever debut for AMC+, one of many programming highlights in the quarter. We are well-positioned to achieve our free cash flow goals for the year and remain focused on responsible content investment and monetization across a wide array of distribution platforms and licensing opportunities.”
Operational Highlights:
•Launched ad-supported version of AMC+, bringing ads to the Company’s entire distribution ecosystem and enhancing future bundling opportunities.
•Enabled programmatic ad buying on linear networks, a major industry first that boosts the value and relevance of linear advertising and follows the company’s pioneering work in addressable advertising.
•Worked with Warner Bros. Discovery to add seven of AMC Networks’ high-quality series to the Max platform as a limited promotional pop-up at no additional cost to Max subscribers.
◦Increased exposure drove viewership increases on AMC+ across important franchises including Fear the Walking Dead, Anne Rice's Interview with the Vampire and Anne Rice's Mayfair Witches.
•Completed a multi-year renewal with recently-merged Rogers-Shaw, the largest cable provider in Canada, for continued carriage of AMC.
•Renewed acclaimed drama Dark Winds, which achieved 100-point scores on Rotten Tomatoes for its first two seasons on AMC and AMC+.
•Premiered The Walking Dead: Daryl Dixon, the #1 most viewed premiere in the history of AMC+ and the most watched season of any new show ever on the platform.
•WE tv successfully launched new series Toya & Reginae, which gained viewers week to week and continues to perform remarkably well across sister-streamer ALLBLK.
•Hit series Harry Wild, starring Jane Seymour, recently returned for a second season on Acorn TV.
Financial Highlights – Third Quarter Ended September 30, 2023:
•Net cash provided by operating activities of $106 million; Free Cash Flow(1) of $99 million, reflecting expense savings and improved working capital management.
•Operating income of $121 million; Adjusted Operating Income(1) of $177 million decreased 9% from the prior year. Adjusted Operating Income margin of 28% was consistent with the prior year period. Adjusted Operating Income benefited from continued cost management measures.
•Net revenues of $637 million decreased 7% from the prior year, largely driven by lower domestic advertising revenues and affiliate revenues, partly offset by streaming revenue growth.
•Streaming revenues of $142 million increased 9% from the prior year, primarily driven by year-over-year streaming subscriber growth and our continued focus on higher value subscribers.
•Diluted EPS of $1.44; Adjusted EPS(1) of $1.85.

Dollars in thousands, except per share amounts	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Net Revenues	$636,954	$681,843	(6.6)%	$2,033,029	$2,132,025	(4.6)%
Operating Income	$120,850	$150,677	(19.8)%	$399,855	$478,557	(16.4)%
Adjusted Operating Income	$177,268	$194,305	(8.8)%	$569,808	$601,031	(5.2)%

Diluted Earnings Per Share	$1.44	$1.94	(25.8)%	$5.40	$6.23	(13.3)%
Adjusted Earnings Per Share	$1.85	$2.09	(11.5)%	$6.49	$6.69	(3.0)%

Net cash provided by operating activities	$106,092	$19,417	n/m	$131,139	$36,591	n/m
Free Cash Flow	$99,150	$7,461	n/m	$102,747	$3,081	n/m
(1) See page 5 of this earnings release for a discussion of non-GAAP financial measures used in this release. This discussion includes the definition of Adjusted Operating Income, Adjusted EPS and Free Cash Flow.

Segment Results:
(dollars in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2023	2022	Change	2023	2022	Change
Net Revenues:
Domestic Operations	$541,198	$587,389	(7.9)%	$1,734,871	$1,814,034	(4.4)%
International and Other	97,598	99,270	(1.7)%	304,974	334,892	(8.9)%
Inter-segment Eliminations	(1,842)	(4,816)	61.8%	(6,816)	(16,901)	59.7%
Total Net Revenues	$636,954	$681,843	(6.6)%	$2,033,029	$2,132,025	(4.6)%

Operating Income (Loss):
Domestic Operations	$161,627	$186,609	(13.4)%	$523,645	$573,943	(8.8)%
International and Other	7,985	8,291	(3.7)%	10,422	39,733	(73.8)%
Corporate / Inter-segment Eliminations	(48,762)	(44,223)	(10.3)%	(134,212)	(135,119)	0.7%
Total Operating Income	$120,850	$150,677	(19.8)%	$399,855	$478,557	(16.4)%

Adjusted Operating Income (Loss):
Domestic Operations	$185,011	$206,701	(10.5)%	$589,205	$635,409	(7.3)%
International and Other	13,067	13,310	(1.8)%	53,390	55,509	(3.8)%
Corporate / Inter-segment Eliminations	(20,810)	(25,706)	19.0%	(72,787)	(89,887)	19.0%
Total Adjusted Operating Income	$177,268	$194,305	(8.8)%	$569,808	$601,031	(5.2)%

Domestic Operations
Third Quarter Results:
•Domestic Operations revenues decreased 8% from the prior year to $541 million.
◦Distribution and other revenues decreased 3% to $394 million.
▪Content licensing revenues increased 7% to $62 million due to the timing and availability of deliveries in the period.
▪Subscription revenues decreased 5% to $332 million due to declines in the linear subscriber universe, partially offset by streaming revenue growth.
•Streaming revenues increased 9% to $142 million, primarily driven by year-over-year streaming subscriber growth and our continued focus on higher value subscribers.
◦Streaming subscribers increased 4% to 11.1 million as compared to 10.7 million subscribers in the prior year period. As compared to 2Q'23 subscribers of 11.0 million, third quarter subscribers sequentially increased 1%.
•Affiliate revenue decreased 13% due to basic subscriber declines including the 3% revenue impact of a strategic non-renewal that occurred at the end of 2022.
◦Advertising revenues decreased 18% to $147 million due to anticipated linear ratings declines, a challenging ad market and fewer original programming episodes within the quarter, partly offset by digital and advanced advertising revenue growth.
•Operating income decreased 13% to $162 million.
•Adjusted Operating Income decreased 10% to $185 million, with a margin of 34%. The decrease in Adjusted Operating Income was primarily attributable to a decrease in advertising and affiliate revenues, partly offset by increased streaming revenues and continued cost management measures.

International and Other
Third Quarter Results:
•International and Other revenues decreased 2% from the prior year to $98 million.
◦Distribution and other revenues decreased 4% to $78 million, primarily due to lower production volumes at 25/7 Media, partially offset by higher subscription revenues at AMCNI.
▪Subscription revenues increased 6% to $56 million, primarily due to the favorable impact of foreign currency translation at AMCNI.
▪Content licensing and other revenues decreased 24% to $22 million due to a reduction in the volume of productions at 25/7 Media.
◦Advertising revenues increased 11% to $19 million, primarily due to the favorable impact of foreign currency translation and digital and advanced advertising growth in the U.K.
•Operating income decreased 4% to $8 million.
•Adjusted Operating Income decreased 2% to $13 million, with a margin of 13%. The decrease in Adjusted Operating Income was primarily attributable to an increase in SG&A expense, partially offset by an increase in subscription revenue at AMCNI.

Other Matters
Full Redemption of 5.00% Senior Notes due 2024
The Company announced today that it has given notice of its intention to redeem the remaining $400 million outstanding principal amount of its 5.00% Senior Notes due 2024 (CUSIP Number 00164V AD5) (the “Notes”) on December 12, 2023 (the “Redemption Date”). The Notes will be redeemed at a redemption price of 100.000% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding, the Redemption Date.
AMC Networks has instructed U.S. Bank National Association, as the trustee for the Notes (the “Trustee”), to distribute a notice of redemption to all registered holders of the Notes on November 3, 2023.
Restructuring and Other Related Charges
On November 28, 2022, the Company commenced a restructuring plan designed to achieve significant cost reductions in light of “cord cutting” and the related impacts being felt across the media industry as well as the broader economic outlook. During the third quarter of 2023, the Company substantially completed the plan and exited a portion of its office space in its corporate headquarters in New York and office space in Silver Spring, Maryland and Woodland Hills, California. In connection with exiting a portion of the New York office, the Company recorded impairment charges of $11.6 million, consisting of $9.1 million for operating lease right-of use assets and $2.5 million for leasehold improvements.
Stock Repurchase Program & Outstanding Shares
As previously disclosed, the Company's Board of Directors has authorized a program to repurchase up to $1.5 billion of the Company’s outstanding shares of common stock. The Stock Repurchase Program has no pre-established closing date and may be suspended or discontinued at any time. During the quarter ended September 30, 2023, the Company did not repurchase any shares. As of September 30, 2023, the Company had $135 million of authorization remaining for repurchase under the Stock Repurchase Program.
As of October 27, 2023, the Company had 32,073,020 shares of Class A Common Stock and 11,484,408 shares of Class B Common Stock outstanding.
Please see the Company’s Form 10-Q for the period ended September 30, 2023, which will be filed later today, for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Income (Loss), which is a non-GAAP financial measure, as operating income (loss) before share-based compensation expense or benefit, depreciation and amortization, impairment and other charges (including gains or losses on sales or dispositions of businesses), restructuring and other related charges, cloud computing amortization, and including the Company’s proportionate share of adjusted operating income (loss) from majority-owned equity method investees. From time to time, we may exclude the impact of certain events, gains, losses, or other charges (such as significant legal settlements) from AOI that affect our operating performance. Because it is based upon operating income (loss), Adjusted Operating Income (Loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that Adjusted Operating Income (Loss) is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. Adjusted Operating Income (Loss) and similar measures with similar titles are common performance measures used by investors, analysts, and peers to compare performance in the industry.

Internally, the Company uses net revenues and Adjusted Operating Income (Loss) measures as the most important indicators of its business performance and evaluates management’s effectiveness with specific reference to these indicators. Adjusted Operating Income (Loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since Adjusted Operating Income (Loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to Adjusted Operating Income (Loss), please see page 8-9 of this release.

The Company defines Free Cash Flow, which is a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures, all of which are reported in our Consolidated Statement of Cash Flows. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of net cash provided by operating activities to Free Cash Flow, please see page 11 of this release.

The Company defines Adjusted Earnings per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share excluding the following items: amortization of acquisition-related intangible assets; impairment and other charges (including gains or losses on sales or dispositions of businesses); non-cash impairments of goodwill, intangible and fixed assets; restructuring and other related charges; and the impact associated with the modification of debt arrangements, including gains and losses related to the extinguishment of debt; as well as the impact of taxes on the aforementioned items. The Company believes the most comparable GAAP financial measure is earnings per diluted share. The Company believes that Adjusted EPS is one of several benchmarks used by analysts and investors who follow the industry for comparison of its performance with other companies in the industry, although the Company’s measure of Adjusted EPS may not be directly comparable to similar measures reported by other companies. For a reconciliation of earnings per diluted share to Adjusted EPS, please see page 12-13 of this release.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss its third quarter 2023 results. To listen to the call, please visit investors.amcnetworks.com.

About AMC Networks Inc.

AMC Networks (Nasdaq: AMCX) is a global entertainment company known for its popular and critically acclaimed content. Its brands include targeted streaming services AMC+, Acorn TV, Shudder, Sundance Now, ALLBLK and the anime-focused HIDIVE streaming service, in addition to AMC, BBC AMERICA (operated through a joint venture with BBC Studios), IFC, SundanceTV, WE tv, IFC Films and RLJE Films. AMC Studios, the Company’s in-house studio, production and distribution operation, is behind some of the biggest titles and brands known to a global audience, including The Walking Dead, the Anne Rice catalog and the Agatha Christie library. The Company also operates AMC Networks International, its international programming business, and 25/7 Media, its production services business.

Contacts

Investor Relations	Corporate Communications
Nicholas Seibert	Georgia Juvelis
nicholas.seibert@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues, net	$636,954	$681,843	$2,033,029	$2,132,025
Operating expenses:
Technical and operating (excluding depreciation and amortization)	284,900	293,459	933,590	903,468
Selling, general and administrative	187,232	207,972	567,136	670,444
Depreciation and amortization	28,009	29,735	79,629	79,556
Impairment and other charges	5,400	—	30,282	—
Restructuring and other related charges	10,563	—	22,537	—
Total operating expenses	516,104	531,166	1,633,174	1,653,468
Operating income	120,850	150,677	399,855	478,557
Other income (expense):
Interest expense	(38,757)	(34,308)	(115,304)	(97,085)
Interest income	11,686	3,625	26,944	8,552
Miscellaneous, net	(2,211)	(1,546)	12,518	3,540
Total other expense	(29,282)	(32,229)	(75,842)	(84,993)
Income from operations before income taxes	91,568	118,448	324,013	393,564
Income tax expense	(23,671)	(28,456)	(82,725)	(103,118)
Net income including noncontrolling interests	67,897	89,992	241,288	290,446
Net income attributable to noncontrolling interests	(4,473)	(5,326)	(4,015)	(18,163)
Net income attributable to AMC Networks’ stockholders	$63,424	$84,666	$237,273	$272,283

Net income per share attributable to AMC Networks’ stockholders:
Basic	$1.44	$1.96	$5.42	$6.32
Diluted	$1.44	$1.94	$5.40	$6.23

Weighted average common shares:
Basic	43,951	43,238	43,786	43,070
Diluted	44,041	43,732	43,905	43,707

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30, 2023
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$161,627	$7,985	$(48,762)	$120,850
Share-based compensation expenses	3,494	815	2,069	6,378
Depreciation and amortization	11,536	4,271	12,202	28,009
Restructuring and other related charges (credits)	(783)	(4)	11,350	10,563
Impairment and other charges	5,400	—	—	5,400
Cloud computing amortization	5	—	2,331	2,336
Majority owned equity investees AOI	3,732	—	—	3,732
Adjusted operating income (loss)	$185,011	$13,067	$(20,810)	$177,268

	Three Months Ended September 30, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$186,609	$8,291	$(44,223)	$150,677
Share-based compensation expenses	3,155	537	3,358	7,050
Depreciation and amortization	12,141	4,482	13,112	29,735
Cloud computing amortization	5	—	2,047	2,052
Majority owned equity investees AOI	4,791	—	—	4,791
Adjusted operating income (loss)	$206,701	$13,310	$(25,706)	$194,305

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Nine Months Ended September 30, 2023
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$523,645	$10,422	$(134,212)	$399,855
Share-based compensation expenses	10,133	2,500	7,038	19,671
Depreciation and amortization	35,053	13,944	30,632	79,629
Restructuring and other related charges	3,940	1,642	16,955	22,537
Impairment and other charges	5,400	24,882	—	30,282
Cloud computing amortization	15	—	6,800	6,815
Majority owned equity investees AOI	11,019	—	—	11,019
Adjusted operating income (loss)	$589,205	$53,390	$(72,787)	$569,808

	Nine Months Ended September 30, 2022
	Domestic Operations	International and Other	Corporate / Inter-segment Eliminations	Consolidated
Operating income (loss)	$573,943	$39,733	$(135,119)	$478,557
Share-based compensation expenses	10,000	1,758	12,104	23,862
Depreciation and amortization	37,716	14,018	27,822	79,556
Cloud computing amortization	17	—	5,306	5,323
Majority owned equity investees AOI	13,733	—	—	13,733
Adjusted operating income (loss)	$635,409	$55,509	$(89,887)	$601,031

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

Capitalization	September 30, 2023
Cash and cash equivalents	$955,187

Credit facility debt (a)	$615,938
Senior notes (a)	2,200,000
Total debt	$2,815,938

Net debt	$1,860,751

Finance leases	20,074
Net debt and finance leases	$1,880,825

	Twelve Months Ended September 30, 2023
Operating Income (GAAP)	$8,214
Share-based compensation expense	25,795
Depreciation and amortization	107,300
Restructuring and other related charges	471,503
Impairment and other charges	70,999
Cloud computing amortization	8,834
Majority owned equity investees	14,534
Adjusted Operating Income (Non-GAAP)	$707,179

Leverage ratio (b)	2.7	x

(a)Represents the aggregate principal amount of the debt.
(b)Represents net debt and finance leases divided by Adjusted Operating Income for the twelve months ended September 30, 2023. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

Free Cash Flow (1) (2)	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net cash provided by operating activities	$106,092	$19,417	$131,139	$36,591
Less: capital expenditures	(6,942)	(11,956)	(28,392)	(33,510)
Free Cash Flow	$99,150	$7,461	$102,747	$3,081

Supplemental Cash Flow Information	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Restructuring initiatives (3)	$(13,084)	$—	$(101,590)	$—
Distributions to noncontrolling interests	(20,459)	(3,093)	(47,546)	(28,232)
(1) Beginning with the first quarter of 2023, we adjusted our free cash flow definition to exclude distributions to non-controlling interests which are discretionary in nature. Prior period amounts have been adjusted to conform to the current period presentation.
(2) Free Cash Flow includes the impact of certain cash receipts or payments (such as restructuring initiatives, significant legal settlements, and programming write-offs) that affect period-to-period comparability.
(3) Restructuring initiatives includes cash payments of $9.1 million and $61.3 million for content impairments and other exit costs for the three and nine months ended September 30, 2023, respectively, and $4.0 million and $40.3 million for severance and employee-related costs, for the three and nine months ended September 30, 2023, respectively.

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Adjusted Earnings Per Share
	Three Months Ended September 30, 2023
	Income from operations before income taxes	Income tax expense	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$91,568	$(23,671)	$(4,473)	$63,424	$1.44
Adjustments:
Amortization of acquisition-related intangible assets	9,839	(2,291)	(1,329)	6,219	0.14
Restructuring and other related charges	10,563	(2,618)	—	7,945	0.18
Impairment and other charges	5,400	(1,343)	—	4,057	0.09
Impact of debt modification	—	—	—	—	—
Adjusted Results (Non-GAAP)	$117,370	$(29,923)	$(5,802)	$81,645	$1.85

	Three Months Ended September 30, 2022
	Income from operations before income taxes	Income tax expense	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$118,448	$(28,456)	$(5,326)	$84,666	$1.94
Adjustments:
Amortization of acquisition-related intangible assets	10,235	(2,016)	(1,680)	6,539	0.15
Restructuring and other related charges	—	—	—	—	—
Impairment and other charges	—	—	—	—	—
Impact of debt modification	—	—	—	—	—
Adjusted Results (Non-GAAP)	$128,683	$(30,472)	$(7,006)	$91,205	$2.09

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands, except per share amounts)
(Unaudited)

Adjusted Earnings Per Share
	Nine Months Ended September 30, 2023
	Income from operations before income taxes	Income tax expense	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$324,013	$(82,725)	$(4,015)	$237,273	$5.40
Adjustments:
Amortization of acquisition-related intangible assets	30,726	(6,466)	(4,738)	19,522	0.44
Restructuring and other related charges	22,537	(5,395)	(204)	16,938	0.39
Impairment and other charges	30,282	(3,518)	(15,949)	10,815	0.25
Impact of debt modification	605	(147)	—	458	0.01
Adjusted Results (Non-GAAP)	$408,163	$(98,251)	$(24,906)	$285,006	$6.49

	Nine Months Ended September 30, 2022
	Income from operations before income taxes	Income tax expense	Net (income) loss attributable to noncontrolling interests	Net income attributable to AMC Networks' stockholders	Diluted EPS attributable to AMC Networks' stockholders
Reported Results (GAAP)	$393,564	$(103,118)	$(18,163)	$272,283	$6.23
Adjustments:
Amortization of acquisition-related intangible assets	31,195	(6,162)	(5,040)	19,993	0.46
Restructuring and other related charges	—	—	—	—	—
Impairment and other charges	—	—	—	—	—
Impact of debt modification	—	—	—	—	—
Adjusted Results (Non-GAAP)	$424,759	$(109,280)	$(23,203)	$292,276	$6.69